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An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see "Risk Factors" in the applicable prospectus.
Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-76-iPATH, or you may request a copy from any other dealer participating in the offering.
Barclays Global Investors Services, a subsidiary of Barclays Global Investors, N.A. ("BGINA"), assists in the promotion of the Securities. Barclays Global Investors, N.A. and Barclays Capital Inc. ("BCI") are affiliates of Barclays Bank PLC.

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iPath ETNs (the "Securities") are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment and illiquidity. Investing in the Securities is not equivalent to direct investment in index or index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the value of the relevant index has increased. An investment in iPath ETNs may not be suitable for all investors.
© 2008 BGINA. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

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OVER 15 EXCHANGE
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BARCLAYS
iPath

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OVER 15 EXCHANGE TRADED NOTES

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BARCLAYS

iPath

Frame 1

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see "Risk Factors" in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-76-iPATH, or you may request a copy from any other dealer participating in the offering.

Barclays Global Investors Services, a subsidiary of Barclays Global Investors, N.A. ("BGINA"), assists in the promotion of the Securities. Barclays Global Investors, N.A. and Barclays Capital Inc. ("BCI") are affiliates of Barclays Bank PLC.

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iPath ETNs (the "Securities") are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment and illiquidity. Investing in the Securities is not equivalent to direct investment in index or index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the value of the relevant index has increased. An investment in iPath ETNs may not be suitable for all investors.

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OVER 15 EXCHANGE TRADED NOTES

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BARCLAYS

iPath

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iPath
OVER 15 EXCHANGE TRADED NOTES
TELL ME MORE
BARCLAYS

Frame 1


An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see "Risk Factors" in the applicable prospectus.
Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-76-iPATH, or you may request a copy from any other dealer participating in the offering.
Barclays Global Investors Services, a subsidiary of Barclays Global Investors, N.A. ("BGINA"), assists in the promotion of the Securities. Barclays Global Investors, N.A. and Barclays Capital Inc. ("BCI") are affiliates of Barclays Bank PLC.

Frame 2


iPath ETNs (the "Securities") are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment and illiquidity. Investing in the Securities is not equivalent to direct investment in index or index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the value of the relevant index has increased. An investment in iPath ETNs may not be suitable for all investors.
© 2008 BGINA. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

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iPath
OVER 15 EXCHANGE TRADED NOTES
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OVER 15 EXCHANGE TRADED NOTES
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iPath
BARCLAYS

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An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see "Risk Factors" in the applicable prospectus. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-76-iPATH, or you may request a copy from any other dealer participating in the offering.
Barclays Global Investors Services, a subsidiary of Barclays Global Investors, N.A. ("BGINA"), assists in the promotion of the Securities. Barclays Global Investors, N.A. and Barclays Capital Inc. ("BCI") are affiliates of Barclays Bank PLC.

Frame 2



iPath ETNs (the "Securities") are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment and illiquidity. Investing in the Securities is not equivalent to direct investment in index or index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the value of the relevant index has increased. An investment in iPath ETNs may not be suitable for all investors.
© 2008 BGINA. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

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OVER 15 EXCHANGE TRADED NOTES
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iPath
BARCLAYS

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SOHO SQUARE

iPath

OVER 15 EXCHANGE TRADED NOTES

TELL ME MORE

BARCLAYS

Frame 1

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see "Risk Factors" in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-76-iPATH, or you may request a copy from any other dealer participating in the offering.

Barclays Global Investors Services, a subsidiary of Barclays Global Investors, N.A. ("BGINA"), assists in the promotion of the Securities. Barclays Global Investors, N.A. and Barclays Capital Inc. ("BCI") are affiliates of Barclays Bank PLC.

iPath ETNs (the "Securities") are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment and illiquidity. Investing in the Securities is not equivalent to direct investment in index or index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the value of the relevant index has increased. An investment in iPath ETNs may not be suitable for all investors.

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iPath

OVER 15 EXCHANGE TRADED NOTES

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BARCLAYS

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